UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    October 2, 2002.

                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact name of Registrant as Specified in Charter)


                                    0-27432
                            (Commission File Number)


        Delaware                                               06-1393453
(State or Other Jurisdiction                                 (IRS Employer
     of Incorporation)                                     Identification No.)



                              300 Atlantic Street
                                Stamford CT 06901
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code    (203) 327-7050


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ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Effective October 2 and October 9, 2002, Clean Diesel Technologies, Inc. (the "Registrant") issued and sold from its authorized and previously unissued shares at $2.00 per share, 704,349 shares of its common stock, par $0.05 per share (the "Shares").

The Registrant sold the Shares to investors in the United Kingdom as a private placement under Regulation S of the Securities and Exchange Commission. The Shares have been admitted to listing on the Alternative Investment Market of the London Stock Exchange and are subject to the restrictions on resales under Regulation S.

Net proceeds from the sale of the Shares will be approximately $1,340,855 which are to be used for the continued development and commercialization of the Registrant's products, Platinum Plus(R) diesel fuel catalysts and ARIS(R) 2000 NOx reduction systems, and for general working capital purposes.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                    CLEAN DIESEL TECHNOLOGIES, INC.

Dated:  October 14, 2002                   By  /s/  C. W. Grinnell
                                             ---------------------
                                                   Secretary


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